EXHIBIT 10.14


                                 LEASE AMENDMENT

This agreement is made the 13th day of March 1996, between Rowland Pond Investors, a Minnesota Partnership (hereinafter called LANDLORD) and CFA Technologies, dba Digital Biometrics, Inc. (hereinafter called TENANT).

Whereas, by lease dated November 7, 1989 and as further amended December 29, 1989, May 1, 1991, May 19, 1993, October 8, 1993 and August 4, 1994, landlord leased to Tenant the real property together with the building and improvements then erected thereon, located at Rowland Pond Center, 5600 and 5610 Rowland Road, in the City of Minnetonka, the State of Minnesota, all as more particularly described in said Lease and Amendments.

Therefore, in consideration of the mutual covenants herein contained, and other good and valuable consideration, it is covenanted and agreed between the parties that the aforesaid Lease and Amendments be modified and amended as follows:

Leased Space and Building

The space is identified as Suites 205, 230, 225/220 and 165, Rowland Pond Center. Comprised of 33,382 sq. ft. of which 25,282 sq. ft. is office space and 8,100 sq. ft. is warehouse/service area.

Lease Term

The lease term shall be five (5) years commencing on May 1, 1996.

Rates

Months 1 through 36                 $19,757.00 Monthly Base Rent
Months 37 through 60                $21,999.00 Monthly Base Rent

Additional Rent

The net rentable area of Rowland Pond Center is 119,079 sq. ft. Tenant's proportionate share for purposes of allocating real estate taxes, assessments and operating expenses shall be increased to 28.03%.

Leased Space

The space will be taken as built.

Expansion Option

The Tenant is given the first right to lease Suite 240 as it becomes available commencing May 1, 1996. This space consists of 3,300 sq. ft. Tenant shall lease the space as built at the current market rates for Rowland Pond Center at that time. Tenant is given ten (30) days to accept or reject the space upon notification from Landlord of its availability.

Tenant Improvements Allowance/Improvements

Landlord will pay for rooftop air conditioning and hearing units for Suite 230 in the amount of $13,300.00 upon full execution of this Lease Amendment. Landlord will, at its sole

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March 13, 1996
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expense, replace carpet as indicated on attached Exhibit "A", upon Tenant schedule with 30 day prior notice to Landlord. Tenant will be responsible to move all of its personal property to facilitate this carpeting.

Cancellation Option

Tenant may cancel the Lease for Suite 165, comprised of 2,433 sq. ft. of which 2082 sq. ft. is office space and 341 sq. ft. is warehouse/service area, any time after May 1, 1996 by giving Landlord 60 days prior written notice of Tenant's intent to cancel the lease for this portion of their leased space. Upon cancellation Tenant's base rent and additional rent shall be reduced proportional to the rent being paid at that time.

Option to Renew

Provided Tenant is not in default under the terms and conditions of this Lease, the tenant shall have the first option to renew this lease for one five year period under the same terms and conditions of the original lease except the base rent shall be at the then fair market rent for Rowland Pond Center at that time (Rates will be based on the average per square foot rates of the four most current leases signed at Rowland Pond). Tenant shall give 180 day prior written notice of its intent to exercise this option.

Landlord's Option

The Landlord shall have the option to delay occupancy by Tenant of Suite 220/225 for a period of four months, changing the lease commencement date for 220/225 from May 1, 1996 to September 1, 1996. Tenant's monthly base rent shall be reduced by $4,464 per month from the quoted rates in this lease amendment for the months of May through August 1996. Tenant's proportional additional rent shall change from 28.03% to 21.63% for this period. Landlord shall grant Tenant a credit towards base rent of $2,000 for the month of May 1996.

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March 13, 1996
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This Amendment shall supersede any contrary or conflicting information contained in the original Lease between Landlord and Tenant dated November 7, 1989. All other terms and conditions of the original Lease shall remain in full force and effect.


ROWLAND POND INVESTORS                     CFA TECHNOLOGIES, INC.
                                           dba: DIGITAL BIOMETRICS, INC.


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